EXHIBIT 99.47
EXECUTION VERSION

VOTING PROXY AGREEMENT

June 4, 2026

This Voting Proxy Agreement (this “Agreement”), dated as of June 4, 2026, is made by and among Pershing Square Inc., a Nevada corporation (“Parent”), Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), Pershing Square Holdings, Ltd., a limited company organized under the laws of Guernsey (“PSH”) and each entity listed on Exhibit A attached hereto (each, a “Blocker” and collectively, the “Blockers”). Parent, PSCM, PSH and the Blockers are collectively referred to as the “Parties” and individually as a “Party”. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in that certain Subscription Agreement, dated June 4, 2026 (the “Subscription Agreement”), by and between PSH, Howard Hughes Holdings Inc. (“HHH”) and Howard Hughes Insurance Holdings, LLC (“InsuranceCo”).

WHEREAS, each of the Blockers is a Cayman Islands exempted company and a wholly owned subsidiary of PSH;

WHEREAS, as of the date hereof, PSH is a beneficial owner of the Series A Non-Voting Exchangeable Perpetual Preferred Stock, par value $0.01 per share, of HHH (the “Series A Preferred Stock”), which PSH holds through the Blockers;

WHEREAS, HHH has adopted the Certificate of Designations of Series A Preferred Stock, dated June 4, 2026 (“Certificate of Designations”), pursuant to which a holder of Series A Preferred Stock may, in certain circumstances, exchange its shares of Series A Preferred Stock into applicable equity interests of InsuranceCo, subject to the terms and conditions of the Certificate of Designations;

WHEREAS, in connection with the transactions contemplated by the Subscription Agreement and the Certificate of Designations (collectively, the “Related Transactions”), the Parties desire to address certain matters related to the voting of any shares of Series A Preferred Stock held by PSH and the Blockers now or in the future, including shares, units or interests issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of, any Series A Preferred Stock (the “Subject Shares”); and

WHEREAS, each Party has received prior to the date hereof the requisite approval from its applicable governing body to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Proxy and Power of Attorney. Subject to any limitations imposed by applicable law, until termination in accordance with Section 2 hereof, PSH and each Blocker hereby constitutes and appoints Parent (and any officer(s) of Parent designated as proxy or proxies by Parent) with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, to vote all Subject Shares (i) at any meeting (and any adjournment or postponement thereof) of the holders of Subject Shares, (ii) in connection with any written consent of the holders of Subject Shares and (iii) on any other matter with respect to which PSH and/or such Blocker has the right to vote, consent or approve pursuant to applicable law and organizational documents, which may include, as applicable, the Amended and Restated Certificate of Incorporation of HHH, adopted as of August 11, 2023 (as amended from time to time, including by the Certificate of Designations) and the Amended and Restated Bylaws of HHH, adopted as of August 11, 2023 (as amended from time to time), or the Operating Agreement of InsuranceCo, adopted as of December 12, 2025 (as amended from time to time) (such organizational documents, the “Governing Documents”).

2.
Term and Termination.

(a)
The term of the proxy and power of attorney granted herein (the “Proxy”) shall commence as of the date hereof and shall terminate automatically:

(i)
with respect to any Subject Share, automatically upon such Subject Share ceasing to be owned directly or indirectly by PSH;

(ii)
upon written notice by PSH to Parent given no less than twelve months after termination of the Amended and Restated Investment Management Agreement between PSCM and PSH, dated as of August 5, 2025; or

(iii)
upon written notice by Parent to PSH.

(b)
It is expressly understood and agreed that the Proxy is granted to Parent in connection with the Related Transactions, is coupled with an interest and is revocable only by termination pursuant to the terms of this Section 2.

3.
Fiduciary Duty. Nothing in this Agreement shall relieve PSCM, as investment adviser to PSH, of its fiduciary duties owed to PSH under the Investment Advisers Act of 1940, or otherwise restrict PSH from disposing or transferring the Subject Shares it holds (including, for the avoidance of doubt, a full disposition of the Subject Shares that would result in a termination of the Proxy).

4.
Further Assurances. Subject to the terms and conditions set forth herein, each Party will take all reasonable actions and make all reasonable efforts, and will execute and deliver all such further documents, certificates and instruments, including those that may be required by the Governing Documents, in order to effectuate the Proxy.

5.
Assignment; Successors and Assigns. This Agreement shall not be assignable by Parent, by operation of law or otherwise, without the consent of PSCM and PSH (such consent not to be unreasonably withheld, conditioned, or delayed); provided, that nothing herein shall prohibit the assignment and assumption of this Agreement by Parent to its successors. This Agreement shall not be assignable by PSCM, PSH or any Blocker, by operation of law or otherwise, without Parent’s consent. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties.

6.
Amendments; Waivers. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by the Parties.

7.
Severability. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the Parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The Parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

8.
Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, ANY STATE OR FEDERAL COURT LOCATED IN DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

9.
Certain Remedies. The Parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that each of the Parties shall be entitled to an injunction or injunctions (without necessity of proving damages or posting a bond or other security) to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in addition to any other applicable remedies at law or equity.

10.
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

11.
Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by email and such emails will be deemed as sufficient as if actual signature pages had been delivered.

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

PERSHING SQUARE INC.

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Chief Executive Officer

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Chief Executive Officer

PERSHING SQUARE HOLDINGS, LTD.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding I, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding II, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

[Signature Page to Voting Proxy Agreement]

PSH HHH Preferred Holding III, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding IV, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding V, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding VI, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding VII, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

[Signature Page to Voting Proxy Agreement]

PSH HHH Preferred Holding VIII, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding IX, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding X, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding XI, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding XII, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

[Signature Page to Voting Proxy Agreement]

PSH HHH Preferred Holding XIII, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

PSH HHH Preferred Holding XIV, Ltd.

By:	/s/ Rupert Morley
	Name:	Rupert Morley
	Title:	Director

[Signature Page to Voting Proxy Agreement]

Exhibit A

1.
PSH HHH Preferred Holding I, Ltd.

2.
PSH HHH Preferred Holding II, Ltd.

3.
PSH HHH Preferred Holding III, Ltd.

4.
PSH HHH Preferred Holding IV, Ltd.

5.
PSH HHH Preferred Holding V, Ltd.

6.
PSH HHH Preferred Holding VI, Ltd.

7.
PSH HHH Preferred Holding VII, Ltd.

8.
PSH HHH Preferred Holding VIII, Ltd.

9.
PSH HHH Preferred Holding IX, Ltd.

10.
PSH HHH Preferred Holding X, Ltd.

11.
PSH HHH Preferred Holding XI, Ltd.

12.
PSH HHH Preferred Holding XII, Ltd.

13.
PSH HHH Preferred Holding XIII, Ltd.

14.
PSH HHH Preferred Holding XIV, Ltd.